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                                                                    EXHIBIT 23.1

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

The Board of Directors
IRI International Corporation:

     We consent to the use of our reports incorporated herein by reference and to the reference to our firm under the heading "Experts" in the registration statement on Form S-8 incorporated herein by reference. Our report on the consolidated financial statements of IRI International Corporation refers to a change in 1996 in the Company's method for recognizing revenues.

                                          KPMG Peat Marwick LLP

Dallas, Texas
November 19, 1997